EXHIBIT 99.1

News Release

First Solar, Inc. Reaches Agreement to Settle Pending Class Action Lawsuit

TEMPE, Ariz., January 6, 2020 – First Solar, Inc. (Nasdaq: FSLR) (“First Solar” or the “Company”) today announced that it has entered into a Memorandum of Understanding (“MOU”) to settle the previously disclosed class action litigation filed in the United States District Court for the District of Arizona titled Smilovits v. First Solar, Inc., et al., No. 2:12-cv-00555-DGC (the “Class Action”). This lawsuit was filed in 2012.

First Solar has agreed to pay a total of $350 million to settle the claims brought on behalf of all persons who purchased or otherwise acquired the Company’s shares between April 30, 2008 and February 28, 2012. The parties have agreed to negotiate in good faith to execute definitive stipulations of settlement and related documents to be filed with the court, which will not contain any admission of liability, wrongdoing or responsibility by any of the parties and will provide that upon final approval of the settlement, it will be dismissed with prejudice, with mutual releases by all parties. The settlement is subject to approval by the United States District Court for the District of Arizona.

“We are confident that resolving this matter is the right business decision for First Solar and its shareholders,” said Mark Widmar, Chief Executive Officer of First Solar. “While we are confident in the facts and the merits of our position, we believe it is prudent to end this protracted and uncertain class action litigation process, and focus on driving the business forward. We remain in a strong financial position, are pleased with our progress with Series 6 and our contracted customer pipeline, and are focused on executing our global strategy and serving our customers.”

As previously disclosed, given the uncertainties of trial, the Company had not been in a position to assess the likelihood of any potential loss or adverse effect on its financial condition or to estimate the range of potential loss in connection with the Class Action. As a result of the entry into the MOU, the Company expects that the above referenced $350 million will be incorporated into the results of operations and financial condition of the Company for the fiscal year ended December 31, 2019.

The previously disclosed lawsuit titled Maverick Fund, L.D.C. v. First Solar, Inc., et al., No. 2:15-cv-01156-ROS, filed in Arizona District Court by putative stockholders that opted out of the Class Action, remains pending. The previously disclosed derivative lawsuit titled Bargar, et al. v. Ahearn, et al., No. CV2013-009938, filed in the Superior Court of Arizona, Maricopa County, also remains pending.

About First Solar, Inc.

First Solar is a leading global provider of comprehensive photovoltaic (“PV”) solar systems which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar’s renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning First Solar’s reaching an agreement to settle the previously disclosed class action litigation filed in the United States District Court for the District of Arizona titled Smilovits v. First Solar, Inc., et al., No. 2:12-cv-00555-DGC. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,”

“anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, as supplemented by our other filings with the Securities and Exchange Commission.

Contacts

First Solar Investor Relations
investor@firstsolar.com

First Solar Media
media@firstsolar.com